Exhibit 99.195

North Valley Bancorp Reports Unaudited Results for the Fourth

Quarter and Year Ended December 31, 2012

February 6, 2013 - REDDING, CA - North Valley Bancorp (NASDAQ:NOVB), a bank holding company with $902 million in assets, today reported results for the fourth quarter and year ended December 31, 2012. North Valley Bancorp (the “Company”) is the parent company for North Valley Bank (the "Bank").

The Company reported net income of $545,000, or $0.08 per diluted share, for the quarter ended December 31, 2012 compared to net income of $809,000, or $0.12 per diluted share, for the quarter ended December 31, 2011. The Company reported net income for the year ended December 31, 2012 of $6,290,000, or $0.92 per diluted share, compared to net income of $3,047,000, or $0.45 per diluted share for the year ended December 31, 2011.

Michael J. Cushman, President and Chief Executive Officer, stated, “2012 was a year of many successes and positions us well for 2013. We had positive loan growth, improved the mix of our deposits, reduced nonperforming assets, and had a good year of profitability, among other achievements. Our team continues to work hard in a challenging environment, and the results are positive. I want to thank them, our customers, and our shareholders for their continued support of our Company.”

The Company did not record a provision for loan losses in the fourth quarter ended December 31, 2012 or the fourth quarter ended December 31, 2011. The Company recorded provisions for loan losses of $2,100,000 for the year ended December 31, 2012 compared to provisions for loan losses of $2,650,000 for the year ended December 31, 2011. The allowance for loan losses at December 31, 2012 was $10,458,000 or 2.12% of total loans, compared to $12,656,000, or 2.77% of total loans at December 31, 2011.

At December 31, 2012, total assets were $902,343,000, a decrease of $2,623,000, or 0.3% from $904,966,000 at December 31, 2011. Total loans were $492,211,000 at December 31, 2012, an increase of $35,996,000, or 7.9%, compared to $456,215,000 at December 31, 2011. The loan to deposit ratio at December 31, 2012 was 64.0% as compared to 59.5% at December 31, 2011. Total deposits increased $2,341,000, or 0.3%, to $768,580,000 at December 31, 2012 compared to $766,239,000 at December 31, 2011. Available-for-sale investment securities decreased $26,390,000 to $285,815,000 at December 31, 2012 from $312,205,000 at December 31, 2011, as proceeds and paydowns from the investment portfolio were used to fund loan growth.

At December 31, 2012, the Company’s Total Risk-based Capital was $113,028,000, and its capital ratios were: Total Risk-based Capital ratio – 18.3%; Tier 1 risk-based Capital ratio – 17.0%; and Tier 1 Leverage ratio – 11.8%. At December 31, 2012, the Bank’s Total Risk-based Capital was $112,938,000, and its capital ratios were: Total Risk-based Capital ratio – 18.3%; Tier 1 risk-based Capital ratio – 17.0%; and Tier 1 Leverage ratio – 11.8%.

Credit Quality

Nonperforming loans (defined as nonaccrual loans and loans 90 days or more past due and still accruing interest) decreased $12,576,000, or 68.3%, to $5,835,000 at December 31, 2012 from $18,411,000 at December 31, 2011. Nonperforming loans as a percentage of total loans were 1.19% at December 31, 2012, compared to 4.04% at December 31, 2011.

The overall level of nonperforming loans decreased $5,744,000 to $5,835,000 at December 31, 2012 from $11,579,000 at September 30, 2012. During the fourth quarter of 2012, the Company identified four loans totaling $777,000 as additional nonperforming loans. These additions were offset by reductions in nonperforming loans totaling $6,521,000 due primarily to the transfer to OREO of five properties totaling $4,755,000, and secondarily due to collections received on certain loans and charge-offs. Of the four loans totaling $777,000 identified as nonaccrual loans and added to nonperforming loans, one loan represented $623,000 of the total. This loan is for a commercial real estate building located in Shasta County. This loan had a charge-off of $78,000 in the fourth quarter of 2012 to write the loan down to its net realizable value. The remaining three loans in this group of nonperforming loans totaled $154,000 and no specific reserve has been established for them.

Gross loan and lease charge-offs for the fourth quarter of 2012 were $1,051,000 and recoveries totaled $82,000 resulting in net charge-offs of $969,000 compared to gross loan and lease charge-offs for the fourth quarter of 2011 of $1,151,000 and recoveries of $136,000 resulting in net charge-offs of $1,015,000. Gross charge-offs for the year ended December 31, 2012 were $4,702,000 and recoveries for the same year totaled $404,000 resulting in net charge-offs of $4,298,000, compared to gross charge-offs for the year ended December 31, 2011 of $5,525,000 and recoveries of $538,000 resulting in net charge-offs of $4,987,000.

Nonperforming assets (nonperforming loans and other real estate owned (“OREO”)) totaled $28,258,000 at December 31, 2012, a decrease of $10,259,000, or 26.6%, from the December 31, 2011 balance of $38,517,000. Nonperforming assets as a percentage of total assets were 3.13% at December 31, 2012 compared to 4.26% at December 31, 2011.

The Company’s OREO properties increased $734,000 to $22,423,000 at December 31, 2012 from $21,689,000 at September 30, 2012. The increase in OREO was due to the transfer of five properties totaling $4,755,000. The increase in OREO was partially offset by the sale of four properties totaling $2,475,000 with losses of $218,000 associated with those sales and the write-down of certain other OREO properties totaling $1,328,000 during the quarter ended December 31, 2012.

Operating Results

Net interest income, which represents the Company’s largest component of revenues and is the difference between interest earned on loans and investments and interest paid on deposits and borrowings, increased $224,000, or 3.0%, for the three months ended December 31, 2012 compared to the same period in 2011. Interest income decreased by $603,000, or 6.8%, for the three months ended December 31, 2012, primarily due to the decrease in interest income on loans due to the decrease in yield on average loan balances. The Company had foregone interest income of $80,000 related to loans currently on nonaccrual status for the three months ended December 31, 2012 compared to $173,000 for the same period in 2011. Average loans increased $19,471,000 in the fourth quarter of 2012 compared to the fourth quarter of 2011 while the yield on the loan portfolio decreased 47 basis points to 5.44% for the fourth quarter of 2012. Offsetting this decrease in interest income for the quarter was a decrease in interest expense of $827,000, or 62.1%, primarily due to a decrease in the rates paid on deposits and secondarily a decrease in interest expense on subordinated debentures. Overall, average earning assets decreased $32,677,000 in the fourth quarter of 2012 compared to the fourth quarter of 2011. Average yields on earning assets decreased 33 basis points from the quarter ended December 31, 2011, to 3.99% for the quarter ended December 31, 2012 while the average rate paid on interest-bearing liabilities decreased by 50 basis points to 0.33%. The Company’s net interest margin (tax equivalent basis) for the quarter ended December 31, 2012 was 3.74%, an increase of 6 basis points from 3.68% for the fourth quarter of 2011 and a decrease of 4 basis points from the net interest margin (tax equivalent basis) of 3.78% for the linked quarter ended September 30, 2012. Net interest income decreased $1,153,000, or 3.7%, for the year ended December 31, 2012 compared to the year ended December 31, 2011. Total interest income decreased by $3,414,000, or 9.2%, primarily due to a decrease in income on loans as a result of both the decrease in average balance of loans and a decrease in yield on loans. Interest expense decreased $2,261,000, or 39.1%, due to a decrease in rates paid on deposits and due to a decrease in interest expense on subordinated debentures for the year ended December 31, 2012 compared to the year ended December 31, 2011. The net interest margin for the year ended December 31, 2012 decreased 17 basis points to 3.75% from the net interest margin of 3.92% for the year ended December 31, 2011.

Noninterest income for the quarter ended December 31, 2012 increased $552,000, or 14.9%, to $4,269,000 compared to $3,717,000 for the same period in 2011. Service charges on deposits decreased $33,000 to $1,059,000 for the fourth quarter of 2012 compared to $1,092,000 for the same period in 2011, and other fees and charges decreased by $85,000 to $1,095,000 for the fourth quarter of 2012 compared to $1,180,000 for the same period in 2011. The Company recorded gains on the sale of mortgage loans of $966,000, and gains on the sale of SBA loans of $330,000 for the quarter ended December 31, 2012 compared to gains of $215,000 and zero, respectively, for the same period in 2011. The Company recognized gains on the sale of investment securities of $221,000 for the fourth quarter of 2012 compared to $828,000 for the same period in 2011. Noninterest income for the year ended December 31, 2012 increased by $2,054,000, or 14.3%, to $16,419,000 from $14,365,000 for the year ended December 31, 2011. The primary reason for the increase in noninterest income in 2012 compared to 2011 was due to an increase in gains on the sale of mortgage loans of $2,189,000. Service charges on deposit accounts decreased $302,000 to $4,333,000 for the year ended December 31, 2012 compared to $4,635,000 for the year ended December 31, 2011, while other fees and charges increased $52,000 to $4,715,000 for the year ended December 31, 2012 compared to $4,663,000 for the year ended December 31, 2011. The Company recorded gains on the sale of mortgage loans of $2,682,000, and gains on the sale of SBA loans of $472,000 for the year ended December 31, 2012 compared to $493,000 and $680,000, respectively, for the year ended December 31, 2011. The Company recognized gains on the sale of investment securities of $1,877,000 for the year ended December 31, 2012 compared to $1,677,000 for the year ended December 31, 2011.

Noninterest expenses increased $424,000 to $11,336,000 for the fourth quarter of 2012 from $10,912,000 for the fourth quarter of 2011. Salaries and employee benefits increased $401,000 in the fourth quarter of 2012 from the fourth quarter of 2011, while the Company experienced decreases in occupancy expense and furniture and equipment expense of $40,000, and decreases in FDIC and state assessments of $94,000 in the fourth quarter of 2012 compared to the fourth quarter of 2011. The Company’s other real estate owned expense decreased $535,000 to $1,763,000 for the fourth quarter of 2012 compared to $2,298,000 for the fourth quarter of 2011. Other noninterest expense increased $692,000 to $3,323,000 in the fourth quarter of 2012 compared to $2,631,000 for the fourth quarter of 2011. Noninterest expenses for the year ended December 31, 2012 increased $264,000 to $39,979,000 compared to $39,715,000 for the year ended December 31, 2011. The reason for the increase was due primarily to an increase in salaries and employee benefits of $1,620,000 to $20,277,000 for the year ended December 31, 2012 compared to $18,657,000 for the year ended December 31, 2011. The increase was partially offset due to decreases in occupancy expense and furniture and equipment expense of $363,000, decreases in other real estate owned expense of $1,248,000 and FDIC and state assessments of $433,000 for the year ended December 31, 2012 compared to the year ended December 31, 2011.

The Company recorded a provision for income taxes for the quarter ended December 31, 2012 of $160,000, compared to a benefit for income taxes of $456,000, for the quarter ended December 31, 2011. The Company recorded a benefit for income taxes for the year ended December 31, 2012 of $1,744,000, compared to a provision for income taxes of $312,000 for the year ended December 31, 2011.

On January 30, 2013, the Company filed a Current Report on Form 8-K, reporting that its interim financial statements as of and for the three and nine months ended September 30, 2012 would be restated because there was an error in the calculation of the tax benefits recorded in that quarter. In its previously filed third quarter 2012 Form 10-Q, the Company reported tax benefits of $3,893,000 and $3,251,000 for the three and nine months ended September 30, 2012, respectively. The correct amounts were $2,546,000 and $1,904,000, respectively. The Company intends to amend and correct its third quarter Form 10-Q as soon as practicable. The difference in recorded tax benefits is expected to reduce the Company’s net income to $4,004,000 and $5,745,000 for the three and nine months ended September 30, 2012, respectively. For additional information, reference should be made to the Company’s Current Report on Form 8-K as filed on January 30, 2013.

North Valley Bancorp is a bank holding company headquartered in Redding, California. Its subsidiary, North Valley Bank (the "Bank"), operates twenty-two commercial banking offices in Shasta, Humboldt, Del Norte, Mendocino, Yolo, Sonoma, Placer and Trinity Counties in Northern California, including two in-store supermarket branches and six Business Banking Centers. North Valley Bancorp, through the Bank, offers a wide range of consumer and business banking deposit products and services including internet banking and cash management services. In addition to these depository services, the Bank engages in a full complement of lending activities including consumer, commercial and real estate loans. Additionally, the Bank has SBA Preferred Lender status and provides investment services to its customers. Visit the Company's website address at www.novb.com for more information.

Cautionary Statement: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management's assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally, regionally or locally, including fluctuations in real estate values; (d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; and (f) the effects of terrorism, including the events of September 11, 2001, and thereafter, and the conduct of the war on terrorism by the United States and its allies. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by the Company with the Securities and Exchange Commission, should be carefully considered when evaluating the business prospects of the Company. North Valley Bancorp undertakes no obligation to update any forward-looking statements contained in this release, except as required by law.

For further information contact:

Michael J. Cushman or	Kevin R. Watson
President & Chief Executive Officer	Executive Vice President & Chief Financial Officer
(530) 226-2900 Fax: (530) 221-4877	(530) 226-2900 Fax: (530) 221-4877

NORTH VALLEY BANCORP
CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited)
(Dollars in thousands, except share and per share data)

	Three Months Ended
	December 31,
Statement of Operations Data	2012	2011	$ Change	% Change
Interest income
Loans (including fees)	$6,605	$6,885	$(280)	(4.07%)
Investment securities	1,660	1,958	(298)	(15.22%)
Federal funds sold and other	11	36	(25)	(69.44%)
Total interest income	8,276	8,879	(603)	(6.79%)
Interest expense
Interest on deposits	365	859	(494)	(57.51%)
Subordinated debentures	139	472	(333)	(70.55%)
Other borrowings	—	—	—	—
Total interest expense	504	1,331	(827)	(62.13%)
Net interest income	7,772	7,548	224	2.97%
Provision for loan losses	—	—	—	—
Net interest income after provision for loan losses	7,772	7,548	224	2.97%

Noninterest income
Service charges on deposit accounts	1,059	1,092	(33)	(3.02%)
Other fees and charges	1,095	1,180	(85)	(7.20%)
Gain on sales of mortgage loans	966	215	751	349.30%
Gain on sales of SBA loans	330	—	330	—
Gain on sales of securities, net	221	828	(607)	(73.31%)
Other	598	402	196	48.76%
Total noninterest income	4,269	3,717	552	14.85%

Noninterest expenses
Salaries and employee benefits	5,164	4,763	401	8.42%
Occupancy	636	662	(26)	(3.93%)
Furniture and equipment	229	243	(14)	(5.76%)
Other real estate owned expense	1,763	2,298	(535)	(23.28%)
FDIC and state assessments	221	315	(94)	(29.84%)
Other	3,323	2,631	692	26.30%
Total noninterest expenses	11,336	10,912	424	3.89%
Income before provision (benefit) for income taxes	705	353	352	99.72%
Provision (benefit) for income taxes	160	(456)	616	(135.09%)
Net income	$545	$809	$(264)	(32.63%)

Common Share Data
Earnings per share
Basic	$0.08	$0.12	$(0.04)	(33.33%)
Diluted	$0.08	$0.12	$(0.04)	(33.33%)

Weighted average shares outstanding	6,835,192	6,833,752
Weighted average shares outstanding - diluted	6,836,192	6,833,752
Book value per share	$14.07	$13.09
Tangible book value	$14.03	$13.03
Shares outstanding	6,835,192	6,833,752

NORTH VALLEY BANCORP
CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited)
(Dollars in thousands, except share and per share data)

	Twelve Months Ended
	December 31,
Statement of Operations Data	2012	2011	$ Change	% Change
Interest income
Loans (including fees)	$26,062	$28,863	$(2,801)	(9.70%)
Investment securities	7,603	8,209	(606)	(7.38%)
Federal funds sold and other	66	73	(7)	(9.59%)
Total interest income	33,731	37,145	(3,414)	(9.19%)
Interest expense
Interest on deposits	2,165	3,893	(1,728)	(44.39%)
Subordinated debentures	1,352	1,892	(540)	(28.54%)
Other borrowings	8	1	7	700.00%
Total interest expense	3,525	5,786	(2,261)	(39.08%)
Net interest income	30,206	31,359	(1,153)	(3.68%)
Provision for loan losses	2,100	2,650	(550)	(20.75%)
Net interest income after provision for loan losses	28,106	28,709	(603)	(2.10%)

Noninterest income
Service charges on deposit accounts	4,333	4,635	(302)	(6.52%)
Other fees and charges	4,715	4,663	52	1.12%
Gain on sales of mortgage loans	2,682	493	2,189	444.02%
Gain on sales of SBA loans	472	680	(208)	(30.59%)
Gain on sales of securities, net	1,877	1,677	200	11.93%
Other	2,340	2,217	123	5.55%
Total noninterest income	16,419	14,365	2,054	14.30%

Noninterest expenses
Salaries and employee benefits	20,277	18,657	1,620	8.68%
Occupancy	2,547	2,786	(239)	(8.58%)
Furniture and equipment	938	1,062	(124)	(11.68%)
Other real estate owned expense	3,556	4,804	(1,248)	(25.98%)
FDIC and state assessments	922	1,355	(433)	(31.96%)
Other	11,739	11,051	688	6.23%
Total noninterest expenses	39,979	39,715	264	0.66%
Income before (benefit) provision for income taxes	4,546	3,359	1,187	(35.34%)
(Benefit) provision for income taxes	(1,744)	312	(2,056)	658.97%
Net income	6,290	3,047	3,243	(106.43%)

Common Share Data
Earnings per share
Basic	$0.92	$0.45	$0.47	(104.44%)
Diluted	$0.92	$0.45	$0.47	(104.44%)

Weighted average shares outstanding	6,835,371	6,833,031
Weighted average shares outstanding - diluted	6,836,371	6,833,031
Book value per share	$14.07	$13.09
Tangible book value	$14.03	$13.03
Shares outstanding	6,835,192	6,833,752

NORTH VALLEY BANCORP
CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited)
(Dollars in thousands)

	December 31,	December 31,
Balance Sheet Data	2012	2011
Assets
Cash and due from banks	$22,654	$18,758
Federal funds sold	15,865	40,210
Time deposits at other financial institutions	2,219	1,959
Available-for-sale securities - at fair value	285,815	312,205
Held-to-maturity securities - at amortized cost	6	6

Loans net of deferred loan fees	492,211	456,215
Allowance for loan losses	(10,458)	(12,656)
Net loans	481,753	443,559

Premises and equipment, net	9,181	8,661
Other real estate owned	22,423	20,106
Core deposit intangibles, net	255	401
Accrued interest receivable and other assets	62,172	59,101
Total assets	$902,343	$904,966

Liabilities and Shareholders' Equity
Deposits:
Demand, noninterest bearing	$177,855	$167,506
Demand, interest bearing	185,315	170,124
Savings and money market	233,034	216,299
Time	172,376	212,310
Total deposits	768,580	766,239

Accrued interest payable and other liabilities	15,951	17,301
Subordinated debentures	21,651	31,961
Total liabilities	806,182	815,501
Shareholders' equity	96,161	89,465
Total liabilities and shareholders' equity	$902,343	$904,966

Asset Quality
Nonaccrual loans	$5,835	$18,359
Loans past due 90 days and accruing interest	—	52
Other real estate owned	22,423	20,106
Total nonperforming assets	$28,258	$38,517

Classified assets	$45,297	$59,742
Bank Tier 1 Capital + ALLL	$115,580	$126,323
Classified assets ratio	39.19%	47.29%

Allowance for loan losses to total loans	2.12%	2.77%
Allowance for loan losses to NPL's	179.23%	68.74%
Allowance for loan losses to NPA's	37.01%	32.86%

NORTH VALLEY BANCORP
CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited)
(Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Selected Financial Ratios	2012	2011	2012	2011
Return on average total assets	0.24%	0.35%	0.69%	0.34%
Return on average shareholders' equity	2.19%	3.66%	6.70%	3.54%
Net interest margin (tax equivalent basis)	3.74%	3.68%	3.75%	3.92%
Efficiency ratio	94.15%	96.87%	85.75%	86.86%

Selected Average Balances
Loans	$481,998	$462,527	$464,647	$482,845
Taxable investments	279,807	286,708	297,451	280,708
Tax-exempt investments	10,749	13,974	11,903	14,205
Federal funds sold and other	17,893	59,915	27,861	31,103
Total earning assets	$790,447	$823,124	$801,862	$808,861
Total assets	$904,083	$917,642	$910,295	$901,271

Demand deposits - interest bearing	$183,948	$168,997	$180,038	$164,616
Savings and money market	235,146	219,283	226,070	220,501
Time deposits	174,096	215,689	193,476	216,408
Other borrowings	21,651	31,961	30,205	32,012
Total interest bearing liabilities	$614,841	$635,930	$629,789	$633,537
Demand deposits - noninterest bearing	$173,296	$163,157	$164,437	$159,242
Shareholders' equity	$98,512	$87,583	$93,906	$86,106

NORTH VALLEY BANCORP
CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited)
(Dollars in thousands, except per share data)

	For the Quarter Ended
	December	September	June	March
	2012	2012	2012	2012
Interest income	$8,276	$8,426	$8,420	$8,609
Interest expense	504	713	1,091	1,217
Net interest income	7,772	7,713	7,329	7,392

Provision for loan losses	—	700	1,000	400
Noninterest income	4,269	4,204	4,687	3,259
Noninterest expense	11,336	9,759	9,228	9,656

Income before provision (benefit) for income taxes	705	1,458	1,788	595
Provision (benefit) for income taxes	160	(2,546)	527	115
Net income	$545	$4,004	$1,261	$480

Earnings per common share:
Basic	$0.08	$0.59	$0.18	$0.07
Diluted	$0.08	$0.59	$0.18	$0.07